                                                                      EXHIBIT 21

                     LOGIX COMMUNICATIONS ENTERPRISES, INC.

    CORPORATION:                                      STATE OF ORGANIZATION:

    Logix Communications Enterprises, Inc.                          Oklahoma
    Logix Communications Corporation                                Oklahoma
    Dobson Telephone Company, a/k/a McLoud Telephone Company        Oklahoma

    PARTNERSHIP:                                      STATE OF ORGANIZATION:

    Forte of Colorado, General Partnership                          Colorado